UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 2, 2001

                           FOUNDATION REALTY FUND LTD.
               (Exact Name of Registrant as Specified in Charter)

        Florida                         000-17717                59-2802896
(State or Other                  (Commission File Number)   (IRS Employer
Jurisdiction of Incorporation)                               Identification No.)

1100 Abernathy Road N.E., Suite 700, Atlanta, GA                       30328
(Address of Principal Executive Offices)                             (Zip Code)

Registrant's telephone number, including area code:           (770) 551-0007

Former name or address, if changed since last report:                  N/A

ITEM 5.  OTHER EVENTS.
         ------------

         The limited partners of Foundation Realty Fund Ltd. have approved the Partnership's Plan of Liquidation and Dissolution that authorizes the Managing General Partner of the Partnership to sell all of the assets of the Partnership and effectuate the orderly liquidation and winding-up of the business of the Partnership.

         The Partnership received sufficient consents to approve the Plan prior to the expiration of the Partnership's consent solicitation at 5:00 p.m. Atlanta, Georgia time on July 2, 2001. The Partnership reported that consents for a total of 5,275 of the Partnership units were returned and not withdrawn pursuant to the consent solicitation, representing approximately 56% of the total Partnership units entitled to vote on the Plan. Of the consents received, the holders of 5,081 Partnership units, representing approximately 54% of the total Partnership units entitled to vote on the Plan, voted "For" the Plan; the holders of 77 Partnership units, representing approximately 0.8% of the total Partnership units entitled to vote on the Plan, voted "Against" the Plan; and the holders of 117 Partnership units, representing approximately 1.2% of the total Partnership units entitled to vote on the Plan, "Abstained" from voting. The consents of holders of more than 4,703.5 units, which is a majority of the units issued and outstanding to limited partners, were needed to approve the Plan.

         Having received approval of the Plan, the Partnership's Managing General Partner intends to move forward with the orderly liquidation and winding-up of the business of the Partnership.

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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 FOUNDATION REALTY FUND LTD.
                                 By: RJ Properties, Inc., a Florida Corporation
                                     Managing General Partner



Date:  July 3, 2001              By: /s/ J. Robert Love
                                     ---------------------
                                     J. Robert Love
                                     President